UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 01, 2010 (Date of earliest event reported)
Hawk Corporation (Exact name of registrant as specified in its charter)

OH (State or other jurisdiction of incorporation)	001-13797 (Commission File Number)	34-1608156 (IRS Employer Identification Number)

200 Public Square, Suite 1500 (Address of principal executive offices)		44114 (Zip Code)
216-861-3553 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On July 1, 2010, Hawk Corporation isssued a press release announcing that it has commenced a process to explore and consider strategic alternatives, including a possible sale of the Company. A copy of the press release issued by the Company is attached as Exhibit 99.1 to this report.

The press release includes forward-looking statements within the meaning of the federal securities laws with respect to the Company's future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Reference is made to Hawk's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2009, its quarterly reports on Form 10-Q, and other periodic filings for description of the foregoing and other factors that could cause actual results to differ materially from those in the forward-looking statements. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement, whether as a result of new information future events or otherwise.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Hawk Corporation dated July 01, 2010

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 01, 2010	HAWK CORPORATION By: /s/ Thomas A. Gilbride Thomas A. Gilbride Vice President - Finance and Treasurer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Hawk Corporation dated July 01, 2010